UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2025 (January 31, 2025)

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250 Bainbridge Island, Washington	98110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Capital Market
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 31, 2025, Banzai International, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) reporting the Company’s entry into a Convertible Promissory Note (the “Note”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”) in principal amount of $3,500,000 (the “Original Principal Amount”) to the Company, to be used as an advance under the outstanding Standby Equity Purchase Agreement entered into on December 14, 2023 by the Company and the Investor (the “SEPA). This Amendment No. 1 to the Original 8-K is being filed solely to correct Exhibit 10.4 to the Original 8-K, the Form of Convertible Promissory Note, which was not the final version of the Note and was inadvertently included, as well as to correctly disclose repayment terms within the Note. Item 1.01 and Exhibit 10.1 filed with this Amendment No. 1 to the Original 8-K replaces the disclosure contained in Item 1.01 and Exhibit 10.4 to the Original 8-K in its entirety. All other disclosures in, and exhibits to, the Original 8-K remain unchanged.

Item 1.01 Entry into a Material Definitive Agreement

On January 30, 2025, Banzai International, Inc. (“Banzai” or the “Company”) entered into a Convertible Promissory Note (the “Note”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”) in principal amount of $3,500,000 (the “Original Principal Amount”) to the Company, to be used as an advance under the outstanding Standby Equity Purchase Agreement entered into on December 14, 2023 by the Company and the Investor (the “SEPA”). The Company received the payment from the Investor on January 31, 2025.

The Note was issued on January 30, 2025 (the “Issuance Date”) and the maturity date of the Note is July 31, 2025, but may be extended at the option of the Company (the “Maturity Date”). Beginning on February 28, 2025 and continuing on March 31, 2025 and April 30, 2025, (each, an “Installment Date”), the Company shall repay a portion of the outstanding balance of this Note in an amount equal to the sum of (i) $1,500,000 of Principal in respect to the first two Installment Dates, and $500,000 in respect of the third Installment Date (or the outstanding Principal if less than such amount), plus (ii) a payment premium (in an amount equal to 4% of the Principal amount being paid (the “Payment Premium”), and (iii) accrued and unpaid interest hereunder as of each Installment Date (collectively, the “Installment Amount”). The Company maintains the right to pay each Installment Amount in cash or via an Advance Notice pursuant to the SEPA or any combination thereof. The Note bears an interest rate of 0% for the first 90 days following the Issuance Date, and 6% thereafter (the “Interest Rate”). The Interest Rate shall increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined by the Note). The Note is convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at a conversion price of $2.00 per share (the “Conversion Price”). The Investor may elect to convert part or all of the outstanding balance of the Note at any time or from time to time after the Issuance Date. The Company may prepay the outstanding amount at any time, in whole or in part, subject to a 4% premium, provided that (i) the Company provides the Investor with at least 10 trading days’ prior written notice (each, a “Redemption Notice”) of its desire to prepay the outstanding amount (an “Optional Redemption”), and (ii) on the date the Redemption Notice is issued, the VWAP of the Class A Common Stock is less than the Conversion Price.

The foregoing description of the Note is qualified by reference to the full text of the Form of Convertible Promissory Note, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Convertible Promissory Note
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2025

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer